UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2006

ANADIGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

(908) 668-5000

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Annual Salary of Dr. Bastani

Effective January 30, 2006, ANADIGICS, Inc. (the “Company”) increased Dr. Bami Bastani’s base salary from $445,536 to $490,090 per year. Dr. Bastani will continue to serve as the Company’s President and Chief Executive Officer under the terms of his employment agreement, dated September 17, 1998, as amended.

Apart from Dr. Bastani’s employment relationship with the Company, position as a board member and ownership of Company securities, Dr. Bastani has no material relationship with the Company or its affiliates.

Annual Salary of Mr. Shields

Effective January 30, 2006, the Company promoted Mr. Thomas Shields to the position of Executive Vice President and Chief Financial Officer from Senior Vice President and Chief Financial Officer. In addition, effective January 30, 2006, the Company increased Mr. Shields’ salary from $235,000 to $250,040 per year. Mr. Shields will continue to serve under the terms of his employment agreement, dated July 25, 2000, as amended.

Apart from Mr. Shields’ employment relationship with the Company and ownership of Company securities, Mr. Shields has no material relationship with the Company or its affiliates.

Annual Salary of Mr. Huang

Effective January 30, 2006, the Company increased Mr. Charles Huang’s base salary from $230,000 to $234,830 per year. Mr. Huang will continue to serve as Executive Vice President and Chief Technical Officer under the terms of his employment agreement, dated July 25, 2000, as amended.

Apart from Mr. Huang’s employment relationship with the Company and ownership of Company securities, Mr. Huang has no material relationship with the Company or its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANADIGICS, INC.

Date: February 2, 2006

By: /s/ Thomas C. Shields
Name: Thomas C. Shields
Title:  Executive Vice President and
Chief Financial Officer